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                                                                     Exhibit 4.9


Recording at the Request of and
when Recorded Mail Original to:

Latham & Watkins
633 W. Fifth Street, Suite 4000
Los Angeles, California 90071
Attention:  Edith R. Perez, Esq.




                     DEED OF TRUST, LEASEHOLD DEED OF TRUST,
                     SECURITY AGREEMENT, FIXTURE FILING AND
               ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS

                                  (CALIFORNIA)



                 THIS DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (this "Deed of Trust") is made and entered into as of __________,1995 by and among AMERICAN RICE, INC., a Texas corporation whose address is 16825 Northchase Drive, Suite 1600, Houston, Texas 77060 ("Trustor"), CHICAGO TITLE COMPANY, a Missouri corporation whose address is _________________________ ("Trustee"), and U.S. TRUST COMPANY OF TEXAS, N.A., whose address is __________________________________________, in its capacity as trustee under the
Indenture (as hereinafter defined) ("Beneficiary").

                                Recitals

                 A. Beneficiary and Trustor are the parties to that certain Indenture dated as of _________, 1995 (the "Indenture"). Unless otherwise defined, capitalized terms are used in this Deed of Trust as they are defined in the Indenture.

                 B. Trustor has, under the Indenture, issued its ___% Mortgage Notes due 2005 (the "Notes") in the aggregate principal amount of $100,000,000.

                 C. The Indenture requires that the obligations of Trustor under the Notes and the Indenture be secured by liens and security interests covering certain property of Trustor. In connection therewith, Trustor is executing and delivering this Deed of Trust in accordance with the Indenture.

                 NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Trustor agrees as follows:




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                       ARTICLE I - GRANT OF DEED OF TRUST

                 1.01 Grant of Deed of Trust. Trustor does hereby irrevocably grant, assign, bargain, convey, transfer, warrant and set over unto Trustee, IN TRUST, WITH POWER OF SALE, under and subject to the terms and conditions hereof, for the benefit and security of Beneficiary, all of Trustor's right, title and interest in and to all of the following property (collectively, the "Trust Property"), subject only to Liens permitted under the Indenture (the "Permitted Encumbrances"):

                 (a) the real property described in Exhibit "A" attached hereto and by this reference incorporated herein, including, without limitation, and all air rights with respect thereto (the "Fee Property");

                 (b) (i) that certain leasehold estate under the lease described in Exhibit "B" attached hereto covering the real property described therein (the "Trustor's Tenancy Lease") (said real property and the Fee Property are hereinafter collectively referred to as the "Land"), and (ii) Trustor's right of election (the "365(h) Election") to remain in possession under Section 365(h) of the Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), or any replacement therefor, in the event that the lessor or landlord thereunder is a debtor thereunder and rejects the Trustor's Tenancy Lease (herein collectively called the "Encumbered Lease");

                 (c) any and all buildings and all other improvements now on, or hereafter constructed on, the Land, and all fixtures, construction materials, goods (including, without limitation, consumer goods, equipment, farm products and inventory) and other articles of real and personal property which are now or hereafter affixed to, placed upon or used in connection with the Trust Property;

                 (d) any and all lands, structures, improvements, tenements and hereditaments of whatever kind or description and wherever situated, now owned by, or at any time hereafter acquired by or for, Trustor and contiguous or appurtenant to the Land, and all other things of whatsoever kind and in any way or at any time belonging or appurtenant to, or used in connection with, any of the other Trust Property (including, without limitation, all right, title and interest of Trustor now owned or hereafter acquired in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys and strips of land adjacent to or used in connection with the Land);

                 (e) any and all furniture, fixtures, equipment, machinery (including, without limitation, any and all equipment and machinery used for processing rice and/or rice products), appliances, construction materials, personal property, supplies, tools, paintings, sculptures, murals, art work, books, records and files, and now or hereafter or from time to time situated on or in or used in connection with the Land and/or the improvements thereon, whether or not affixed to the realty, including, but not limited to, lighting, heating, electrical, ventilating, air conditioning, sprinkling, mechanical and plumbing materials, fixtures, supplies and equipment; water and power systems; engines; boilers; furnaces; elevators; pipes; ducts; conduits; motors; refrigeration plants; awnings; shrubbery; ranges; ovens; refrigerators; cabinets; dishwashers; disposals; carpeting, and all after-acquired property in the same categories; and all additions and/or accessions to, and all renewals, substitutions and replacements of any of the foregoing, and all other things of whatsoever kind and in any way or at any time belonging or appurtenant to, or used in connection with, any of the other Trust Property;


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                 (f) any and all rights of Trustor under any leases or other agreements entered by Trustor (as a "landlord," "sublandlord," "lessor," "sublessor" or similar capacity) now in existence or hereafter arising and providing for the use and occupancy of all or any portion of the Trust Property (each a "Lease," and collectively the "Leases");

                 (g) any and all additions, betterments and improvements hereafter acquired or constructed upon or in connection with any other property, real or personal, now or at any time hereafter subject to the lien of this Deed of Trust;

                 (h) any and all rights, powers, franchises, privileges, immunities, permits and licenses now or hereafter owned or possessed by Trustor that now or at any time hereafter may be necessary for, or appurtenant to, the use, operation, management, maintenance, renewal, alteration or improvement of any of the other Trust Property;

                 (i) all income, rents, security or similar deposits, revenues, issues, royalties, profits, earnings, products and proceeds from any and all of the Land or any buildings or other improvements thereon (collectively, the "Rents, Issues and Profits"), together with the right to collect and apply the same to any indebtedness secured hereunder, subject, however, to the right hereafter given to Trustor to collect the Rents, Issues and Profits as long as Trustor is not in default hereunder;

                 (j) all oil and gas or other mineral rights in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto;

                 (k) all refundable utility, tenant, escrow and governmental fees and deposits, and all refundable fees and deposits of every other nature;

                 (l) all water and water rights in or pertaining to the Land, including, without limitation, shares of stock evidencing the same, and all deposits made with or other security given to utility companies by Trustor with respect to the Land or any buildings or other improvements thereon; and

                 (m) all claims or demands relating to insurance or condemnation awards which Trustor now has or may hereafter acquire with respect to the Land or any buildings or other improvements thereon and/or to the Rents, Issues and Profits, including, without limitation, all advance payments of insurance premiums made by Trustor with respect thereto.

The Trust Property and the Security Agreement Collateral (as hereinafter defined) are hereby defined as "Collateral", as that term is used in the Indenture.

                 TO HAVE AND TO HOLD the Trust Property unto Trustee, its successors and assigns forever, FOR THE PURPOSE OF SECURING, in such order of priority as Trustee and Beneficiary may elect, the indebtedness and obligations described in Section 1.03 hereof.

                 1.02 Status of Title; Defense of Actions and Costs. Trustor has the right to mortgage and convey the Trust Property to Trustee and Beneficiary and will warrant and defend the same to Trustee and Beneficiary and their respective successors and assigns against the lawful claims and demands of all persons. The leasehold estate created by the Trustor's Tenancy Lease is not subject to any Liens other than this Deed of Trust and the Permitted Encumbrances. The Trustor's Tenancy Lease is in full force and effect without default by any of the parties thereto, and Trustor is


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the holder of the lessee's or tenant's interest thereunder. Trustor agrees to protect, preserve and defend Trustee's and Beneficiary's interests in the Trust Property and title thereto; to appear and defend this Deed of Trust in any action or proceeding affecting or purporting to affect the Trust Property, the lien or security interest of this Deed of Trust thereon, or any of the rights of Trustee or Beneficiary hereunder, and to pay all costs and expenses incurred by Trustee or Beneficiary in or in connection with any such action or proceeding, including reasonable attorneys' fees, whether or not any such action or proceeding progresses to judgment and whether or not brought by or against Trustee or Beneficiary. Trustee and Beneficiary shall be reimbursed for any such costs and expenses in accordance with the provisions of this Deed of Trust and the other Collateral Documents. Trustee or Beneficiary may, but shall not be under any obligation to, appear or intervene in any such action or proceeding and retain counsel therein and defend the same or otherwise take such action therein as it be advised and may settle or compromise the same and, in that behalf and for any of such purposes, may expend and advance such sums of money as it reasonably may deem necessary, and shall be reimbursed therefor in accordance with the provisions of this Deed of Trust and the other Collateral Documents.

                 1.03 Obligations Secured. This Deed of Trust is given for the purpose of securing all of the Obligations of Trustor under the Indenture, the Notes, this Deed of Trust, that certain Environmental Indemnity Agreement dated as of even date herewith made by Trustor in favor of Beneficiary (but only to the extent provided therein), and the other Collateral Documents. Trustor shall pay and perform the Obligations at the times and places and in the manner specified in the Notes and the Indenture. This Deed of Trust shall secure unpaid balances of all loans and other such extensions of credit made after this Deed of Trust is recorded, whether made pursuant to an obligation of Beneficiary to make such loans or extensions or otherwise. Such Obligations and other extensions of credit may or may not be evidenced by notes executed pursuant to the Indenture. All future advances will have the same priority as the original advance. Any agreement hereafter made by Trustor and Beneficiary pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law.

                 1.04 After-Acquired Property. If Trustor hereafter acquires (a) any property that is of the kind or nature described in Section 1.01 hereof and is or is intended to become a part thereof, or (b) an interest in any of the Trust Property greater than the interest now held, then such property or interest shall, immediately upon such acquisition, become subject to the lien of this Deed of Trust as fully and completely and with the same effect as though now owned by Trustor and specifically described herein, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument; but nevertheless Trustor shall from time to time, if requested by Beneficiary, execute and deliver any and all such further assurances, conveyances and assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Deed of Trust any and all such property or interest.

              ARTICLE II - COVENANTS CONCERNING THE TRUST PROPERTY

                 2.01     Taxes Impositions.

                 (a) Payment. Subject to Section 2.01(c), Trustor will pay, or cause to be paid, promptly, when and as due, all taxes, assessments, charges, fees, fines and impositions of every nature whatsoever charged, imposed, levied or assessed or to be charged, imposed, levied or assessed upon or against the Trust Property or any part thereof, or upon the interest of Trustee or Beneficiary in the Trust Property, including without limitation (i) all material income taxes, assessments and other


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governmental charges lawfully levied and imposed by the United States or any state, county, municipality or other taxing or assessing authority in respect of the Trust Property or any part thereof; (ii) all material non-governmental levies or assessments such as maintenance charges, owner's association dues, charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Trust Property or any part thereof; and (iii) any other material charge that, if unpaid, would or could become a lien or charge upon the Trust Property, or any part thereof (all of which are hereafter collectively referred to as the "Impositions").

                 (b) Alternative Impositions. If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Trust Property in lieu of or in addition to the Imposition payable by Trustor pursuant to subparagraph (a) above, or (ii) a license fee, tax or assessment imposed on Trustee or Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligation secured hereby (but excluding any state or federal income or franchise tax), then all such taxes, assessments, or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph 2.01(a) above, and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. Anything to the contrary herein notwithstanding, Trustor shall have no obligation to pay any franchise, estate, inheritance, income or excess profits tax levied on Trustee or Beneficiary other than those imposed solely by reason of such person acting as Trustee or Beneficiary hereunder.

                 (c) Contests. Trustor shall have the right, before the occurrence of any delinquency, to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending Trustor's covenant to pay any such Imposition at the time and in the manner provided in
Section 2.01(a) hereof, unless Trustor has given prior written notice to Beneficiary of Trustor's intent so to contest or object to an Imposition, and unless: (i) the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Impositions prior to final determination of such proceedings; or (ii) Trustor shall furnish a good and sufficient bond or surety in the amount of the Impositions that are being contested plus any interest and penalty that may be imposed thereon and that could become a lien against the Trust Property and in a manner to stay or prevent the sale, or other security reasonably satisfactory to Beneficiary; or
(iii) Trustor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings; or (iv) Trustor shall have paid such Impositions under protest and is suing to recover any refunds thereof. Subject to the foregoing, and if Beneficiary shall so request, within sixty (60) days after the date when an Imposition is due and payable, Trustor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of such Imposition. In the event that Trustor contests or objects to an Imposition in accordance with the foregoing, then Trustor shall promptly and diligently proceed to resolve the dispute concerning the Imposition in a manner not prejudicial to Beneficiary or its rights hereunder.

                 (d) Payment by Beneficiary. Beneficiary shall have the right, after demand to Trustor, to pay any Imposition after the date such Imposition shall have become due, if Trustor's failure to pay such Imposition constitutes or would constitute, with the giving of notice by Beneficiary or the passage of time, an Event of Default hereunder, unless Trustor shall be contesting such Imposition pursuant to Section 2.01(c) hereof, and to add to the Obligations the amount so paid, together with interest thereon from the date of such payment at the rate of interest on overdue principal set forth in [Section 4.01] of the Indenture (the "Default Rate") and nothing herein contained shall affect such right and such remedy. Any sums paid by Beneficiary or Trustee in discharge of any Impositions shall be (i) a future advance hereunder and a lien on the Trust Property secured


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hereby prior to any right or title to, interest in, or claim upon the Trust
Property subordinate to the lien of this Deed of Trust, and (ii) payable on demand.

                 (e) No Credit. Trustor shall not claim, demand or be entitled to receive any credit or credits towards the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

                 2.02 Mechanic's and Other Liens. Trustor will not suffer any mechanic's, laborer's, materialmen's, statutory or other lien or any security interest or encumbrance to be created or to remain outstanding (other than Permitted Encumbrances).

                 2.03 Utilities. Trustor will pay, or cause to be paid, when due any charges for utilities, whether public or private, with respect to the Trust Property or any part thereof.

                 2.04 Insurance.

                 (a) Maintenance. Trustor will obtain and maintain insurance with respect to the Trust Property in accordance with the provisions of the Indenture. From and after the entry of judgment of foreclosure, all rights and powers of Beneficiary to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds shall continue in Beneficiary as judgment creditor or mortgagee until confirmation of sale.

                 (b) Proceeds. If the Trust Property is materially damaged or destroyed, Trustor shall give prompt notice thereof to Beneficiary and all insurance proceeds shall (except as otherwise provided in Section 4.10 of the Indenture) be paid to Beneficiary to be applied in accordance with Section 4.10(b) of the Indenture, Trustor hereby assigning such proceeds to Beneficiary.

                 2.05 Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any material portion thereof, Trustor will notify Beneficiary of the pendency of such proceedings. Trustor hereby assigns, transfers and sets over unto Beneficiary its entire interest in all condemnation proceeds and the same shall be applied in accordance with the provisions of Section 4.10 of the Indenture.

                 2.06 Restoration. Restoration of any of the Trust Property after partial or complete casualty or condemnation shall be performed in accordance with the applicable provisions of the Indenture.

                 2.07 Care of the Trust Property.

                 (a) Preservation and Maintenance. Trustor will preserve and maintain the Trust Property in accordance with the provisions of the Indenture.

                 (b) Notice of Damage. If the Trust Property or any part thereof is materially damaged by fire or any other cause, Trustor will give prompt written notice thereof to Beneficiary.


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                 (c) Right to Inspect. Beneficiary or its representative is hereby authorized, with reasonable advance notice to Trustor, to enter upon and inspect the Trust Property at any time during normal business hours.

                  ARTICLE III - ASSIGNMENT OF LEASES AND RENTS

                 3.01 Assignment of Leases and Rents. As additional consideration for the Obligations, Trustor hereby absolutely assigns and transfers to Beneficiary the following:

                 (a) the Leases;

                 (b) any and all guaranties of the obligations of the tenants (the "Tenants") under any of such Leases; and

                 (c) the immediate and continuing right to collect and receive all of the Rents, Issues and Profits now due or that may become due or to which Trustor may now or shall hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Leases, or from or out of the Trust Property or any part thereof.

                 3.02 Trustor's Limited License. Provided that no Event of Default hereunder exists and no event has occurred that with notice, or lapse of time, or both would constitute an Event of Default hereunder, Trustor shall have the right under a license granted hereby and Beneficiary hereby grants to Trustor a license to collect, but not more than one month in advance, all of the Rents arising from or out of the Leases or any renewals or extensions thereof, or from or out of the Trust Property or any part thereof, but only as trustee for the benefit of Beneficiary. Trustor shall apply the Rents so collected first to payment of any and all amounts due and payable under the Indenture. Thereafter, so long as no Event of Default hereunder exists and no event has occurred that with notice, or lapse or time or both would constitute an Event of Default hereunder, Trustor may use the Rents in any manner not inconsistent with the Indenture. The license granted hereby shall be revoked automatically upon the occurrence of an Event of Default hereunder.

                 3.03 Limitation. The acceptance by Beneficiary of the assignment provided in this Article III, together with all of the rights, powers, privileges and authority created in this Article III or elsewhere in this Deed of Trust, shall not, prior to entry upon and taking possession of the Trust Property by Beneficiary, be deemed or construed to constitute Beneficiary a "mortgagee in possession" nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Leases, the Rents or the Trust Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to Trustor by any Tenant and not assigned and delivered to Beneficiary, nor shall Beneficiary be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Trust Property.

                 3.04 Performance by Trustor. Trustor shall perform its obligations under the Leases in accordance with their terms. A default by Trustor in the performance of any obligation under any Lease, by reason of which default the Tenant or other party thereunder has the right to cancel such Lease or to claim any diminution or offset against future Rents, Issues or Profits shall, at


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the option of Beneficiary, whether or not such rights are exercised by the
Tenant or other party, constitute an Event of Default hereunder to the extent an Event of Default hereunder would exist under Section 4.01 hereof, and Beneficiary shall have all the rights and remedies provided hereunder as if such default had occurred under this Deed of Trust.

                 3.05 No Merger of Lease. If the estates of all parties to any Lease shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger, and in such event, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust, any Leases then existing and affecting all or any portion of the Trust Property shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect in writing. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such Lessee or sublessee.

                       ARTICLE IV - DEFAULTS AND REMEDIES

                 4.01 Events of Default. An Event of Default shall mean the occurrence of any Event of Default under the Indenture, which Events of Default are incorporated herein by this reference.

                 4.02 Performance of Defaulted Acts. From and after the occurrence of an Event of Default hereunder, Beneficiary may, but need not, make any payment or perform any act herein required of Trustor in any form and manner deemed expedient, including, without limitation, making full or partial payments of principal or interest on prior encumbrances, if any, and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Trust Property or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees (including charges for in-house counsel), shall be included among the Obligations and shall be due and payable upon demand and with interest thereon from the date of such payment or expense at the Default Rate. Inaction of Beneficiary shall never be considered as a waiver of any right accruing to it hereunder on account of any default on the part of Trustor. Beneficiary, in making any payment hereby authorized relating to taxes or assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

                 4.03 Remedies. Upon the occurrence of any Event of Default hereunder, Beneficiary may, at its option:

                 (a) declare all sums secured hereby to be immediately due and payable, and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind;

                 (b) terminate Trustor's right and license to collect the Rents, Issues and Profits and either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take


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possession of the Trust Property, or any part thereof, in its own name or in the name of Trustee, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Property, or any part thereof or interest therein, make, modify, enforce, cancel or accept the surrender of any Lease, take actions which may affect the income therefrom or protect the security hereof, and with or without taking possession of the Trust Property, sue for or otherwise collect the Rents, Issues and Profits, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees (including charges for in house counsel), upon any indebtedness secured hereby, all in such order as Beneficiary may determine. From and after receipt of written instrument from Beneficiary to pay Rents, Issues and Profits directly to Beneficiary or another party designated by Beneficiary, each Tenant shall pay all such payments under its Lease in the manner instructed by Beneficiary. The entering upon and taking possession of the Trust Property or any portion thereof, the collection of the Rents, Issues and Profits and the application thereof as aforesaid, or any of such acts, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice, and notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of the Rents, Issues and Profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Indenture, the Notes, or the other Collateral Documents or by law upon the occurrence of any Event of Default hereunder, including, without limitation, the right to exercise the power of sale provided herein;

                 (c) commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants of this Deed of Trust;

                 (d) deliver to Trustee a written declaration of default and demand for sale, and a written notice of default to cause Trustor's interest in the Trust Property or any portion thereof to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for recording in the Official Records of the County in which the Trust Property is located; and/or

                 (e) exercise all other rights and remedies provided herein, in the Indenture, the Notes, the other Collateral Documents or in any other document or agreement now or hereafter securing all or any portion of the Obligations, or at law or in equity, or any combination of any such rights or remedies, to the extent permitted by law.

                 Upon request by Beneficiary, Trustor shall assemble and make available to Beneficiary at the Land any of the Trust Property which is not located on the Land or which has been removed therefrom.

                 4.04 Foreclosure by Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the original or a certified copy of this Deed of Trust and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.

                 (a) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Trustor such notice of default as may then be required by law and by this Deed of Trust. At the direction of Beneficiary, Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder


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for cash in lawful money of the United States payable at the time of sale.
Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

                 (b) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and attorneys' fees (including charges for in house counsel) of Trustee or Beneficiary in connection with a sale as provided in subparagraph 4.04(a) above, Trustee shall apply the proceeds of such sale (i) to the payment of all sums expended under the terms hereof not then repaid, with accrued interest at the rate of interest equal to the rate then in effect under the Notes; (ii) to the payment of all other sums then secured hereby; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

                 (c) Trustee may postpone the sale of all or any portion of the Trust Property by public announcement at the time and place of the scheduled sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequent notice of sale, and without further notice may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

                 (d) To the fullest extent allowed by law, Trustor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

                 4.05 Rescission of Notice of Default. Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale as provided above, by executing and delivering to Trustee a written notice of such rescission, which such notice, when recorded, shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust or other Obligations, nor otherwise affect any provision, covenant or condition of any of the Indenture, the Notes or the Collateral Documents or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

                 4.06 Appointment of Receiver. If an Event of Default hereunder shall have occurred and be continuing, Beneficiary, as a matter of right and without notice to Trustor or to anyone claiming under Trustor, and without regard to the then value of the Trust Property or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Property, or any portion thereof, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in subparagraph 4.03(b) above, and shall continue as such and exercise all such powers under the date of confirmation of the sale of the Trust Property, unless such receivership is sooner terminated.

                 4.07 Remedies Not Exclusive; Waiver. Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any other Collateral Document or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other rights or security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein or by law provided or permitted, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of the Collateral Documents to Trustee or Beneficiary, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Beneficiary shall not be deemed to have waived any provision hereof or to have released Trustor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Beneficiary. The waiver by Beneficiary of Trustor's failure to perform or observe any term, covenant, or condition referred to or contained herein to be performed or observed by Trustor shall not be deemed to be a waiver of such term, covenant or condition or any subsequent failure of Trustor to perform or observe the same or any other such term, covenant or condition referred to or contained herein, and no custom or practice which may develop between Trustor and Beneficiary during the term hereof shall be deemed a waiver of or in any way affect the right of Beneficiary to insist upon the performance by Trustor of the obligations secured hereby in strict accordance with the terms hereof or any other Collateral Document.

                 4.08 Request for Notice. Trustor hereby requests a copy of any notice of default and requests that any notice of sale hereunder be mailed to it at the address set forth above or at such other address or addresses as Trustor may designate pursuant to Paragraph 6.06 hereof. Otherwise, neither Trustee nor Beneficiary is under any obligation to notify any person or entity of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, or of any pending sale under any other deed of trust, except as may otherwise be required by law.

                 4.09 Multiple Collateral.

                 (a) No recovery of any judgment by Trustee or Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any property of Trustor encumbered by any other Collateral Document shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers and remedies of Trustee or Beneficiary shall continue unimpaired.

                 (b) Trustor agrees that it shall not at any time insist upon, plead, seek or in any manner whatever claim or take any benefit or advantage of a judgment, declaration or a determination that:

                 (i) the Trust Property or any other property of Trustor encumbered by a Collateral Document represents, on an individual basis, an allocable portion of the then outstanding aggregate principal amount of the Notes or the Obligations;

                 (ii) a surplus results from an action taken by Trustee or Beneficiary against the Trust Property or any other property of Trustor encumbered by a Collateral Document to recover the Obligations or any portion thereof, unless the Obligations have been satisfied and paid in full;

                 (iii) the lien of this Deed of Trust or of any other Collateral Document has been released, unless the Obligations have been satisfied and paid in full;

                 (iv) a deficiency judgment with respect to any action taken by Trustee or Beneficiary against the Trust Property or any other property of Trustor encumbered by a Collateral Document extinguishes all or any portion of the remaining Obligations, or precludes Trustee or Beneficiary from proceeding against the Trust Property or to satisfy such remaining Obligations; or

                 (v) Trustee's or Beneficiary's commencement, prosecution, or taking to judgment of any action (including, without limitation, Trustee's or Beneficiary's acceptance of a deed in lieu of foreclosure) or Trustee's or Beneficiary's application for or use of any remedy (including, without limitation, the appointment of a receiver for the Trust Property or any other property of Trustor encumbered by a Collateral Document) against the Trust Property or any other property of Trustor encumbered by a Collateral Document precludes or bars Trustee or Beneficiary (under a "single action" rule, "security first" rule or similar rule) from commencing, prosecuting or taking to judgment any other action or applying for or using any remedy against the Trust Property or any other property of Trustor encumbered by a Collateral Document.

              (c) Beneficiary may, at its option, in such order, and utilizing such combinations of remedies with respect to the Trust Property and/or any other property of Trustor encumbered by a Collateral Document as Beneficiary shall so elect, pursue its remedies against (i) the Trust Property, individually, or any other property of Trustor encumbered by a Collateral Document, individually; (ii) the Trust Property and any combination of the other property of Trustor encumbered by a Collateral Document; (iii) the Trust Property and all of the other property of Trustor encumbered by a Collateral Document; or (iv) all or any combination of the other property of Trustor encumbered by a Collateral Document, in separate proceedings or in one proceeding in any order which Beneficiary deems appropriate.

              4.10 Rights Cumulative. No remedy or right of Beneficiary shall be exclusive of, but each such remedy or right shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise of any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or an acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Beneficiary. Trustor agrees that without affecting the liability of any person for payment of the Obligations or affecting the lien of this Deed of Trust upon the Trust Property or any part thereof Beneficiary may at any time and from time to time, on request of Trustor, without notice to any person liable for payment of any Obligations, extend the time or agree to alter the terms of payment of such indebtedness. Acceptance by Beneficiary of any payment in an amount less than the amount then due on the Obligations shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall continue to be an Event of Default hereunder. At any time thereafter and until the entire amount then due on the debt has been paid, Beneficiary shall be entitled to exercise all rights conferred upon it in this Deed of Trust upon the occurrence of an Event of Default hereunder.

              4.11 Protective Advances. All advances, disbursements and expenditures made or incurred by Beneficiary before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Deed of Trust or by applicable law (collectively "Protective Advances"), shall have the benefit of all applicable provisions of law, including those referred to below:

              (a) all advances by Beneficiary in accordance with the terms of this Deed of Trust to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Trust Property; (ii) preserve the lien of this Deed of Trust or the priority hereof; or (iii) enforce this Deed of Trust;

              (b) payments by Beneficiary of: (i) principal, interest or other obligations in accordance with the terms of any senior deed of trust or other prior lien or encumbrance on the Trust Property; (ii) real estate taxes and assessments, general and special and other taxes and assessments of any kind or nature whatsoever that are assessed or imposed upon the Trust Property or any part thereof; (iii) other obligations authorized by this Deed of Trust; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title to the Trust Property;

              (c) advances by Beneficiary in settlement or compromise of any claims asserted by claimants under senior deeds of trust or any other prior liens;

              (d) reasonable attorneys' fees and other costs incurred (including charges for in house counsel): (i) in connection with the judicial or nonjudicial foreclosure of this Deed of Trust; (ii) in connection with any action, suit or proceeding brought by or against Beneficiary for the enforcement of this Deed of Trust or arising from the interest of Beneficiary hereunder; or
(iii) in preparation for or in connection with the commencement, prosecution or defense of any other action that could materially adversely affect the lien of this Deed of Trust or the Trust Property;

              (e) expenses deductible from proceeds of sale; and

              (f) expenses incurred and expenditures made by Beneficiary for any one or more of the following: (i) premiums for casualty and liability insurance paid by Beneficiary whether or not Beneficiary or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintain insurance in effect at the time any receiver or mortgagee takes possession of the Trust Property; (ii) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (iii) payments deemed by Beneficiary to be required for the benefit of the Trust Property or required to be made by the owner of the Trust Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Trust Property; and (iv) shared or common expense assessments payable to any association or corporation in which the owner of the Trust Property is a member in any way affecting the Trust Property.

              All Protective Advances shall be additional Obligations secured by this Deed of Trust, and shall become immediately due and payable upon demand and with interest thereon from the date of the advance until paid at the Default Rate. This Deed of Trust shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Deed of Trust is recorded.

              All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the applicable provisions of law, apply to and be included in:

              (a) any determination of the amount of indebtedness secured by this Deed of Trust at any time;

              (b) the indebtedness found due and owing to Beneficiary in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose; and

              (c) application of income in the hands of any receiver or mortgagee in possession.

                        ARTICLE V - ADDITIONAL COVENANTS
                      REGARDING THE TRUSTOR'S TENANCY LEASE

              5.01 Status of Lease. Trustor represents and warrants that: (a) Trustor has not executed or entered into any modifications or amendments of the Trustor's Tenancy Lease, either orally or in writing, other than written amendments that have been disclosed to Beneficiary in writing; (b) the Trustor's Tenancy Lease is in full force and effect, unmodified by any writing or otherwise, except as previously disclosed by Trustor to Beneficiary; (c) all rent and other charges reserved in the Trustor's Tenancy Lease have been paid to the extent they are payable to the date hereof; (d) Trustor enjoys the quiet and peaceful possession of the property demised by the Trustor's Tenancy Lease; (e) Trustor is not in default in any material respect under any of the terms of the Trustor's Tenancy Lease; and (f) no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Trustor or any other party under the Trustor's Tenancy Lease to cancel the same or otherwise avoid its obligations.

              5.02 Performance of Lease. Trustor agrees: (a) to promptly and faithfully observe, perform and comply in all material respects with all the terms, covenants and provisions of the Trustor's Tenancy Lease on its part to be observed, performed and complied with, at the times set forth therein; (b) to give Beneficiary immediate notice of any material default by anyone under the Trustor's Tenancy Lease; and (c) to furnish to Beneficiary such additional information and evidence as Beneficiary may reasonably request in writing concerning the due observance, performance and compliance with the terms, covenants and provisions of the Trustor's Tenancy Lease. No release or forbearance of any of Trustor's obligations under the Trustor's Tenancy Lease shall release Trustor from any of its obligations under this Deed of Trust, including its obligations with respect to the payment of rent and performance of all of the terms and provisions of the Trustor's Tenancy Lease to be performed by Trustor.

              5.03 Cure by Beneficiary. In the event of any default by Trustor in the performance of any of its obligations under the Trustor's Tenancy Lease, including, without limitation, any default in the payment of rent and other charges and impositions payable by the tenant thereunder, that Beneficiary determines could constitute, with the giving of notice or the passage of time, an Event of Default hereunder, then, in each and every case, Beneficiary may, at its option and without notice (but without any obligation to do so), cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Trustor thereunder in the name of and on behalf of Trustor. Trustor shall, on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in curing any such default (including, without limitation, reasonable attorneys' fees), together with interest thereon at the highest rate payable from time to time on the Obligations, from the date that an advance is made or expense is incurred, to and including the date the same is paid.

              5.04 No Merger of Estates. It is hereby agreed that the fee title and the leasehold estate in the property demised by the Trustor's Tenancy Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the landlord thereunder, Trustor or a third party, whether by purchase or otherwise. If Trustor acquires the fee title or any other estate, title or interest in the Land covered by the Trustor's Tenancy Lease or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and such estate, title or interest shall thereupon be and become a part of the Trust Property with the same force and effect as if specifically encumbered herein. Trustor agrees to execute all instruments and documents that Beneficiary may reasonably require to ratify, confirm and further evidence Beneficiary's lien on the acquired estate, title or interest. Furthermore, Trustor hereby appoints Beneficiary its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Trustor. This power, being coupled with an interest, shall be irrevocable as long as any Obligations remain unpaid.

              5.05 No Assignment of Lease. Anything herein to the contrary notwithstanding, this Deed of Trust shall not constitute an assignment of the Trustor's Tenancy Lease within the meaning of any provisions thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.

              5.06 Maintenance of Lease. Trustor will not surrender its leasehold estate under the Trustor's Tenancy Lease nor terminate or cancel the Trustor's Tenancy Lease. Trustor shall not agree to any amendment of the Trustor's Tenancy Lease without the prior written consent of Beneficiary.

              5.07 Treatment of the Lease in Bankruptcy.

              (a) 365(h) Election. If the lessor under the Trustor's Tenancy Lease (the "Lessor") rejects or disaffirms, or seeks or purports to reject or disaffirm, the Trustor's Tenancy Lease pursuant to any bankruptcy law, then Trustor shall not, except as otherwise provided in this paragraph, exercise the election to remain in possession of the premises provided by section 365(h) of the United States Bankruptcy Code (the "365(h) Election"), or any comparable right provided under any other bankruptcy law. To the extent permitted by law, Trustor shall not suffer or permit the termination of the Trustor's Tenancy Lease or relinquishment of its possession of its leasehold, by exercise of the 365(h) Election or otherwise without Beneficiary's consent. Trustor acknowledges that because the Trustor's Tenancy Lease is a primary element of Beneficiary's security for the Obligations secured hereunder, it is not anticipated that Beneficiary would consent to termination of the Trustor's Tenancy Lease. If Trustor makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.

              (b) Assignment to Beneficiary. Trustor hereby assigns to Beneficiary the 365(h) Election with respect to the Trustor's Tenancy Lease. Trustor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Beneficiary may use at any time to protect and preserve Beneficiary's other rights and interests under this Deed of Trust. Trustor further acknowledges that exercise of the 365(h) Election in favor of terminating the Trustor's Tenancy Lease would constitute waste prohibited by this Deed of Trust. Trustor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Trustor under the Trustor's Tenancy Lease and is not a property interest that Trustor can separate from the Trustor's Tenancy Lease as to which it arises. Therefore, Trustor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Trustor's Tenancy Lease shall not be deemed to constitute Beneficiary's taking or sale of the Trust Property (or any element thereof) and shall not entitle Trustor to any credit against the Obligations or otherwise impair Beneficiary's remedies.

              (c) Scope of Collateral. Trustor acknowledges that if the 365(h) Election is exercised in favor of Trustor's remaining in possession under the Trustor's Tenancy Lease, then Trustor's resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Trust Property and shall be subject to the lien of this Deed of Trust.

                         ARTICLE VI - GENERAL PROVISIONS

              6.01 Release. Upon written request from Beneficiary, Trustee shall fully reconvey, without warranty, this Deed of Trust and the lien hereof by proper instrument in accordance with the terms of the Indenture. The recitals in any such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Beneficiary shall have no obligation to record any release instrument.

              6.02 Trustor. This Deed of Trust and all provisions hereof, shall extend to and be binding upon Trustor and all persons claiming under or through Trustor. Whenever in this Deed of Trust there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the heirs, executors and administrators or successors and assigns (as the case may be) of Trustor, Trustee and Beneficiary. Trustor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Trustor.

              6.03 Additional Documents. Trustor agrees that upon request of Beneficiary it will from time to time execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may be reasonably necessary to fully protect, preserve, perfect and maintain the security of Beneficiary hereunder and otherwise effectuate the intent of this Deed of Trust.

              6.04 Statute of Limitations. To the fullest extent allowed by law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustor.

              6.05 Severability. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Deed of Trust shall not affect the remaining portions of this Deed of Trust or any part thereof, and the same shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs, if any, had not been inserted herein. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the indebtedness secured hereby, or if the lien is invalid or unenforceable as to any part of the Trust Property, the unsecured or partially secured portion of such indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of such indebtedness, and all payments made on such indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of such indebtedness which is not secured or fully secured by the lien of this Deed of Trust.

              6.06 Notices. Whenever Beneficiary, Trustor or Trustee shall desire to give or serve any notice, demand, request or other communication with respect to this Deed of Trust, each such notice, demand, request or other communication shall be in writing and (except as otherwise provided herein) shall be effective only if the same is delivered by telex or telecopier, by personal service, or mailed by registered or certified mail, postage prepaid, return receipt requested, or in the case of any such notice given or served by Trustee, in such other manner as may be allowed by law, addressed to the addresses first above written. Any party may at any time change its address or telecopier number for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change. Notice shall be deemed effective when sent, unless otherwise specified in the Indenture.

              6.07 Waiver of Remedies. By accepting payment of any amount secured hereby after its due date, or an amount which is less than the amount then due, or performance of any obligation required hereunder after the date required for such performance, Beneficiary does not waive its right to require prompt payment or performance when due of all other amounts or obligations so secured or declare a default by reason of the failure to so pay or perform.

              6.08 Trustee's Powers. At any time or from time to time without liability therefor and without notice to Trustor, upon written request of Beneficiary and presentation of the original or certified copies of this Deed of Trust, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Trust Property, Trustee may (a) reconvey any part of the Trust Property, (b) consent in writing to the making of any map or plat of all or any part of the Property, (c) join in granting any easement on any part of the Trust Property, or (d) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust.

              6.09 Beneficiary's Powers. Without affecting the liability of Trustor or any other person liable for the payment of any obligation secured hereby, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of all unpaid obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the maturity or alter any of the terms of any such obligation, or join in any agreement modifying the terms of the Indenture or any Collateral Document, (c) waive any provision hereof or grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary's option, all or any part of the Trust Property, (e) take or release any other or additional security for any obligation herein mentioned, (f) make compositions or other arrangements with debtors in relation thereto, or (g) subordinate the lien or charge of this Deed of Trust.

              6.10 Substitution of Trustee. Beneficiary may, from time to time by written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Land is located, and by otherwise complying with the provisions of California Civil Code Section 2934a or any successor statute, substitute a successor or successors for Trustee named herein or acting hereunder.

              6.11 Additional Security. If Beneficiary at any time holds additional security for any of the obligations secured hereby, all such security shall be taken, considered and held as cumulative, and Beneficiary may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concurrently with the exercise of any of its rights or remedies hereunder or after a sale is made hereunder. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness secured hereby shall not diminish the force, effect or impair the liability of any maker, surety or endorser for the payment of any such indebtedness.

              6.12 Captions. The captions or headings at the beginning of each Paragraph hereof are for the convenience of the parties and are not to be construed as a part of this Deed of Trust.

              6.13 Trust Irrevocable; No Offset. The Trust created hereby is irrevocable by Trustor. No offset or claim that Trustor now has or may in the future have against Beneficiary or Trustee shall relieve Trustor from paying the amounts or performing the obligations contained herein or secured hereby.

              6.14 Corrections. Trustor shall, upon request of Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

              6.15 Attorneys' Fees. All references to "attorneys' fees" in this Deed of Trust shall include without limitation such reasonable amounts as may then be charged by Beneficiary for legal services furnished by attorneys in the employ of Beneficiary (including charges for in house counsel), at rates not to exceed those that would be charged by outside attorneys for comparable services.

              6.16 Amendments. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

              6.17 Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

              6.18 Authorization to Rely. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any fact or facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

              6.19 Governing Law. This Deed of Trust, the debts and obligations secured hereunder, and all other obligations and agreements of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York except to the extent of procedural and substantive matters relating only to the creation, perfection and/or foreclosure of the liens, assignments and/or security interests created herein and to the enforcement of Beneficiary's rights and remedies against the Trust Property, which matters shall be governed by the laws of the State of California.

              6.20 Time of Essence. Time is of the essence of this Deed of Trust and of every part hereof of which time is an element.

              6.21 Future Advances. To the extent Beneficiary has bound itself to make advances pursuant to and subject to the terms of the Indenture, and the parties hereby acknowledge and intend that all such advances, including future advances, if any, whenever hereafter made, shall be secured by this Deed of Trust with the same priority as the initial amounts advanced and secured by this Deed of Trust.

              6.22 Actions by Beneficiary to Preserve. Should an Event of Default hereunder or any event that could with the passage of time or the giving of notice constitute an Event of Default hereunder occur, Beneficiary, in its own discretion, without obligation so to do and without further notice to or demand upon Trustor and without releasing Trustor from any obligation, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. In connection therewith (without limiting Beneficiary's general powers), Beneficiary shall have and is hereby given the right, but not the obligation (a) to enter upon and take possession of the Trust Property, (b) to make additions, alterations, repairs and improvements to the Trust Property which it may consider necessary or proper to keep the Trust Property in good condition and repair, (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary hereunder, (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appear to affect the security of this Deed of Trust or be or appear to affect the security of this Deed of Trust or be or appear to be prior or superior hereto, and (e) in exercising such powers, to pay necessary expenses and employ necessary or desirable consultants.

              6.23 Reimbursement. Trustor shall pay immediately upon demand all sums expended for expenses paid or incurred by Beneficiary, including, without limitation, court costs, expenses for evidence of title, appraisals and surveys, trustees' fees and attorneys' fees (including charges for in house counsel), under any of the terms of this Deed of Trust, including, without limitation, the provisions of Paragraph 6.22 above, together with interest on the amount of each expenditure from the date of such expenditure at a rate of interest equal to the rate then in effect under the Indenture, or if the Notes have been repaid, the rate that would have been in effect under the Indenture.

              6.24 Fixture Filing. This Deed of Trust constitutes a fixture filing under Section 9313 and 9402(6) of the California Uniform Commercial Code, as amended or recodified from time to time.

              IN WITNESS WHEREOF, Trustor has duly executed and delivered this Deed of Trust as of the day and year first above written.

                                                 AMERICAN RICE, INC.
                                                 a Texas corporation

                                                 By:____________________________
                                                 Its:___________________________

                                                 By:____________________________
                                                 Its:___________________________

STATE OF ___________)
                    ) ss.
COUNTY OF___________)



              BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named AMERICAN RICE, INC., a Texas corporation, by ________________ , its ________________ who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal
at                 this ___ day of              1995.




                                                 _______________________________
                                                 Notary Public



STATE OF ___________)
                    ) ss.
COUNTY OF___________)


              BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above-named AMERICAN RICE, INC., a Texas corporation, by _________________ , its _________________ who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

              IN WITNESS WHEREOF, I have hereunto set my hand and official seal
at                 this ___ day of              1995.




                                                 ______________________________
                                                 Notary Public

                                   Exhibit "A"

                                Legal Description

                                   Exhibit "B"

                             Trustor's Tenancy Lease

Lease, dated October 1, 1974, between Colusa-Glenn Drier Company, as Landlord, and United Rice Growers and Millers (predecessor in interest to Trustor), as Tenant, as amended by that certain Agreement Amending Lease dated as of April 9, 1979.